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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of an Amended Statement on Schedule 13D dated October 10, 2000 (including amendments thereto) with respect to the common stock of REXX Environmental Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.


Date:  October 10, 2000                               /s/  Arthur L. Asch
                                                   -----------------------------
                                                           ARTHUR L. ASCH



Dated: October 10, 2000                              /s/  Michael A. Asch
                                                   -----------------------------
                                                          MICHAEL A. ASCH








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